Exhibit 24.6

POWER OF ATTORNEY

Reference is hereby made to the registration by Anheuser-Busch InBev SA/NV (“AB InBev”), Anheuser-Busch InBev Worldwide Inc. (“ABIWW”) and Anheuser-Busch InBev Finance Inc., Brandbev S.à r.l., Brandbrew S.A., Cobrew NV and Anheuser-Busch Companies, LLC (the “Subsidiary Guarantors”, and together with AB InBev, the “Guarantors”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of certain debt securities to be issued by ABIWW (the “Debt Securities”) and guaranteed by each of the Guarantors, including Brandbrew S.A. (the “Guarantees”, and together with the Debt Securities, the “Securities”). The Securities are or will be registered on one or more registration statements on Form F-4, or on such other form or forms promulgated by the U.S. Securities and Exchange Commission (the “SEC”) as may be necessary or advisable to effect such registration (each such registration statement, a “Registration Statement”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Vice President of AB InBev, any Legal Director of AB InBev, the Corporate Secretary of AB InBev or any Assistant Corporate Secretary of AB InBev, and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Securities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith in order to effect the registration of the Securities under the Securities Act and qualification of the Debt Securities, the related indenture and any other instrument under the U.S. Trust Indenture Act of 1939, as amended, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney will be governed by and construed in accordance with the laws of the State of New York. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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Date: June 30, 2017	By:	/s/ Gert Bert Maria Magis
Gert Bert Maria Magis Director / Authorised Signatory Brandbrew S.A.

Date: June 30, 2017	By:	/s/ Octavio Grisolia Chino
Octavio Grisolia Chino Director / Authorised Signatory Brandbrew S.A.

Date: June 30, 2017	By:	/s/ Yann Callou
Yann Callou Director / Authorised Signatory Brandbrew S.A.

Date: June 30, 2017	By:	/s/ Yannick Bomans
Yannick Bomans Director / Authorised Signatory Brandbrew S.A.

[Brandbrew S.A. — Power of Attorney]